UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2025

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

During the preparation of consolidated financial statements for the year ended December 31, 2024 of Gold Resource Corporation (the “Company”), management of the Company identified that liabilities related to the Company’s Back Forty Advance Exploration Project with respect to the carried over Gold and Silver Stream Agreements with Osisko Bermuda Limited (the “streaming liabilities”) were incorrectly presented in the Company’s financial statements due to errors in the application of U.S. generally accepted accounting principles related to the streaming liabilities and in the calculation of interest and repayments in the Company’s model of the streaming liabilities. The models used to calculate the streaming liabilities were developed during the acquisition of Aquila Resources Inc. and have been used until the present. It was determined that the streaming liabilities should be accounted for under financial accounting standards board’s accounting standards codification 606, Revenue Recognition, and that a significant financing component is present that should be accreted using the effective interest method. The resulting errors understated the streaming liabilities and net loss for all the impacted periods noted below.

Based on an analysis of quantitative and qualitative factors, on March 14, 2025, the Board of Directors of the Company, upon the recommendation of its Audit Committee and following discussions with management, concluded that the errors discussed herein were material. As a result, the following previously issued financial statements of the Company should no longer be relied upon (the below collectively, the “Prior Financial Statements”):

●	the Company’s consolidated audited financial statements for the years ended December 31, 2023 and December 31, 2022 that were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023;
●	the Company’s interim consolidated financial statements for the quarters ended March 31, 2024 and March 31, 2023 that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024;
●	the Company’s interim consolidated financial statements for the quarters ended June 30, 2024 and June 30, 2023 that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024; and
●	the Company’s interim consolidated financial statements for the quarters ended September 30, 2024 and September 30, 2023 that were included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Similarly, related reports, press releases, earnings releases, and investor communications describing the Prior Financial Statements should no longer be relied upon.

The Company’s internal control over financial reporting was not effective due to a material weakness that resulted in the errors noted above, and the Company is in the process of implementing remediation plans to address the material weakness in the Company’s internal control over financial reporting.

The Audit Committee and management of the Company have discussed the matters disclosed in this current report on Form 8-K with the Company’s independent registered public accounting firm, BDO USA, P.C.

The resulting errors from the calculation of the streaming liabilities are all non-cash in nature and this restatement does not have an effect on the Company’s cash in the restated periods. These streaming liabilities do not apply to the Company’s mining operations in Mexico.

Item 9.01Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: March 19, 2025	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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